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                                                            EXHIBIT NO. 99.4(b)

                                   APPENDIX A

                            FUNDS AND EFFECTIVE DATES

Fund                                                         Effective Date
----                                                         --------------

MFS Government Mortgage Fund                                 January 1, 2002
MFS Emerging Markets Equity Fund                             January 1, 2002
MFS New Endeavor Fund                                        January 1, 2002
MFS International Growth Fund                                January 1, 2002
MFS International Investors Trust                            January 1, 2002
MFS Strategic Value Fund                                     January 1, 2002
MFS Emerging Markets Debt Fund                               January 1, 2002
MFS High Yield Fund                                          January 1, 2002
MFS Income Fund                                              January 1, 2002
MFS European Equity Fund                                     January 1, 2002
MFS Fundamental Growth Fund                                  January 1, 2002
MFS Gemini Large Cap U.S. Fund                               January 1, 2002
MFS Gemini U.K. Fund                                         January 1, 2002
MFS Global Health Sciences Fund                              January 1, 2002
MFS Global Conservative Equity Fund                          January 1, 2002
MFS International ADR Fund                                   January 1, 2002
MFS International Core Equity Fund                           January 1, 2002
MFS Multi Cap Growth Fund                                    January 1, 2002
MFS Emerging Companies Fund                                  January 1, 2002
MFS Select Growth Fund                                       January 1, 2002
MFS Conservative Allocation Fund                             June 28, 2002
MFS Moderate Allocation Fund                                 June 28, 2002
MFS Growth Allocation Fund                                   June 28, 2002
MFS Aggressive Growth Allocation Fund                        June 28, 2002
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                                   APPENDIX B

                           COMPENSATION TO THE ADVISER


The investment advisory fee payable by each Fund shall be computed and paid monthly at the annual rate equal to that Fund's average daily net assets for its then current fiscal year noted below:

FUND                                     Rate
----

MFS Government Mortgage Fund             0.45%

MFS Emerging Markets Equity Fund         1.25%

MFS New Endeavor Fund                    0.75%

MFS International Growth Fund            0.975% of the first $500 million
                                         0.925%of the amount in excess of $500
                                         million

MFS International Investors Trust        0.975% of the first $500 million
                                         0.925% of the amount in excess of $500
                                         million

MFS Strategic Value Fund                 0.75%

MFS Emerging Markets Debt Fund           0.85%

MFS High Yield Fund                      0.60%

MFS Income Fund                          0.60%

MFS European Equity Fund                 0.75%

MFS Fundamental Growth Fund              0.75%

MFS Gemini Large Cap U.S. Fund           0.75%

MFS Gemini U.K. Fund                     1.00%

MFS Global Health Sciences Fund          1.00%

MFS Global Conservative Equity Fund      1.00%

MFS International ADR Fund               1.00%

MFS International Core Equity Fund       1.00%

MFS Multi Cap Growth Fund                0.75%

MFS Emerging Companies Fund              0.75%

MFS Select Growth Fund                   0.75%

MFS Conservative Allocation Fund         0.10%

MFS Moderate Allocation Fund             0.10%

MFS Growth Allocation Fund               0.10%

MFS Aggressive Growth Allocation Fund    0.10%